exhibit h(3)

                         SERVICE MARK LICENSE AGREEMENT

            THIS SERVICE MARK LICENSE AGREEMENT (this "AGREEMENT"), dated as of December 1, 2005 (the "EFFECTIVE DATE"), by and among Citigroup Inc., a corporation incorporated in the State of Delaware ("CITIGROUP"), and each investment company signing this Agreement (on behalf of itself and each series thereof, as applicable) (each liquidity fund investment company and series, and trust separately, a "LICENSEE").

                                   WITNESSETH:

            WHEREAS, Legg Mason, Inc., a corporation incorporated in the State of Maryland ("LEGG MASON") and Citigroup have entered into a Transaction Agreement, dated as of June 23, 2005 and amended as of the Effective Date (as amended, the "TRANSACTION AGREEMENT"), under which Citigroup is selling to Legg Mason substantially all of its global asset management business currently operated as Citigroup Asset Management and Legg Mason is selling the PC/CM Business, including the private client business of Legg Mason to Citigroup;

            WHEREAS, pursuant to the Amended and Restated Global Distribution Agreement, between Legg Mason and Citigroup, dated as of October 3, 2005 (as amended, the "DISTRIBUTION AGREEMENT"), Citigroup agreed to distribute through certain Affiliates of Citigroup the Licensees (including any class, series or shares of such Licensees) set forth on SCHEDULE A;

            WHEREAS, effective as the Closing of the Transaction, an Affiliate of Legg Mason that is wholly-owned by Legg Mason serves as the investment adviser for each Licensee ("ADVISER");

            WHEREAS, Citigroup owns all right, title and interest in the Citi Marks (as defined below), and each Licensee desires a license to use the Citi Marks and Citigroup is willing to grant such license to each Licensee, on the terms and subject to the conditions contained herein;

            WHEREAS, Citigroup prior to the Effective Date had granted permission to Licensee to use the Citi Mark(s) designated under Licensee's name in Schedule A (such names and marks that contain or otherwise reference CITI, the "CITI MARKS"), and Licensee desires a license to continue to use such Citi Mark(s) for a period of time and Citigroup is willing to grant such license to each Licensee, on the terms and subject to the conditions contained herein;

            WHEREAS, pursuant to that certain Service Mark License Agreement of even date hereof between Citigroup and Legg Mason, Citigroup is granting Legg Mason a license to use the Citi Marks solely in connection with the investment advisory services provided by Legg Mason or Affiliates thereof to each Licensee as well as the advertising, marketing, promotion, and distribution of each Licensee (the "LEGG MASON LICENSE"); and

            WHEREAS, this Agreement serves as an individual license agreement between Citigroup and each Licensee.

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            NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

            1.01 DEFINED TERMS. Initially capitalized terms shall have the meaning respectively ascribed to them herein, including the following terms:

            "ADVISER" has the meaning set forth in the Recitals.

            "AFFILIATE" means, with respect to any specified Person, any other Person that at the time of determination, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

            "AGREEMENT" has the meaning set forth in the first paragraph of this Agreement.

            "BUSINESS DAY" means any day other than a Saturday, Sunday, or a holiday on which commercial banks in the State of New York are closed.

            "CITI MARKS" has the meaning set forth in the Recitals.

            "CITIGROUP" has the meaning set forth in the first paragraph of this Agreement.

            "CONTROL" (including its correlative meanings "Controlled by" and "under common Control with") means the possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

            "DISTRIBUTION AGREEMENT" has the meaning set forth in the Recitals.

            "EFFECTIVE DATE" has the meaning set forth in the first paragraph of this Agreement.

            "GOVERNMENTAL AUTHORITY" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body, including the Securities and Exchange Commission and any SRO within or outside the United States.

            "INDEMNIFIED PARTY" has the meaning set forth in Article 9 of this Agreement.

            "INDEMNIFYING PARTY" has the meaning set forth in Article 9 of this Agreement.

            "LAW" means, with respect to any Person, any domestic or foreign federal or state statute, law, ordinance, rule, administrative code, administrative interpretation, regulation, order, consent, writ, injunction, directive, judgment, decree, policy, ordinance, decision, guideline or other requirement of (or agreement with) any Governmental Authority (including any memorandum of understanding or similar arrangement with any Governmental Authority), in each case binding on that Person or its property or assets.

            "LEGG MASON" shall have the meaning set forth in the Recitals.

            "LEGG MASON LICENSE" shall have the meaning set forth in the Recitals.

            "LICENSE" has the meaning set forth in Section 2.01 of this Agreement.

            "LICENSEE" has the meaning set forth in the first paragraph of this Agreement.

            "NOTICE" has the meaning set forth in Section 10.01 of this Agreement.

            "PERSON" means any individual, corporation, business trust, partnership, association, limited liability company, unincorporated organization or similar organization, or any Governmental Authority.

            "SRO" means the NASD, the National Futures Association, each national securities exchange in the United States and each other board or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisers, futures commission merchants, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers.

            "TERM" has the meaning set forth in Section 7.01 of this Agreement.

            "THIRD PARTY CLAIM" has the meaning set forth in Section 9.01 of this Agreement.

            "TRADEMARKS" means, collectively, whether registered or unregistered, trademarks, service marks, certification marks, trade dress, logos, trade names, slogans, designs, URL addresses, internet domain names, and any similar indicia of source or origin, including the goodwill of the business symbolized thereby or associated therewith, all statutory and common-law rights thereto, and all rights therein provided by international treaties and conventions.

            "TRANSACTION AGREEMENT" has the meaning set forth in the Recitals.

            1.02 OTHER DEFINITIONAL PROVISIONS. Capitalized terms not otherwise defined herein have the meaning set forth in the Transaction Agreement. As used in this Agreement, the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Schedules hereto, as the same may from time to time be amended or supplemented and not to any particular subdivision contained in this Agreement. The word "including" when used herein is not intended to be exclusive, or to limit the generality of the preceding words, and means "including, without limitation". References herein to an Article, Section, subsection, clause, or Schedule shall refer to the appropriate article, section, subsection, clause, or schedule of this Agreement, unless expressly stated otherwise.

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                                   ARTICLE 2
                      LICENSE TO LICENSEE OF THE CITI MARKS

            2.01 GRANT OF LICENSE. During the Term, and subject to the terms and conditions of this Agreement and applicable Law, Citigroup hereby grants to Licensee a non-exclusive, non-transferable (except as otherwise permitted in Section 10.10), worldwide, fully paid-up and royalty-free, and non-sublicenseable right and license to use the Citi Marks solely as part of the name of Licensee as set forth in SCHEDULE A (the "LICENSE").

                                   ARTICLE 3
                           OWNERSHIP OF THE CITI MARKS

            3.01 OWNERSHIP OF CITI MARKS. Licensee acknowledges that as between Citigroup, on the one hand, and Licensee, on the other, Citigroup is the owner of the Citi Marks and the goodwill attached thereto. Licensee covenants and agrees not to challenge the validity, enforceability or Citigroup's or its Affiliates' ownership of the Citi Marks in any jurisdiction. Licensee shall not acquire any ownership rights in the Citi Marks. Nothing herein shall be deemed, intended, or implied to constitute a sale or assignment of the Citi Marks to Licensee. Licensee agrees that all goodwill from its use of the Citi Marks under this Agreement shall inure solely to the benefit of Citigroup, and this Agreement does not confer on Licensee any goodwill or ownership interest in the Citi Marks.

            3.02 NOTICES WITH RESPECT TO CITI MARKS. Licensee acknowledges and agrees that it shall not create or distribute any materials (whether in written, electronic, or other form) bearing the Citi Marks.

            3.03 AVOIDANCE OF ADVERSE ACTIONS BY LICENSEE. Licensee shall not:
(i) take any action that would disparage or diminish the value or reputation of the Citi Marks; (ii) either directly or indirectly apply for the registration or renewal of registration of the Citi Marks or any variation thereon, or any Trademark which contains or is confusingly similar to the Citi Marks or their transliteration in any language; (iii) subject to Section 7.02(d) use the Citi Marks in any jurisdiction after such time that Licensee knows that such use in such jurisdiction infringes or is credibly alleged to infringe the Trademark rights or other proprietary rights of another Person (PROVIDED, HOWEVER, that Citigroup may agree to permit Licensee to continue to use the Citi Marks in such jurisdiction if Citigroup determines that there are reasonable defenses to such claim of infringement); or (iv) without Citigroup's prior written consent, which may in Citigroup's sole good faith discretion be withheld (and Citigroup will provide Licensee with a written explanation for its disapproval at the time of such disapproval), combine the Citi Marks with any other Trademark, any prefix or suffix, or any other modifying word or term, other than as expressly provided in SCHEDULE A.

            3.04 RECORDINGS. In the event Citigroup reasonably deems recordation necessary, Licensee shall, to the extent it has the power and authority to do so, reasonably cooperate with Citigroup at Citigroup's sole expense, for Licensee's reasonable out-of-pocket costs, in connection with the recording of this Agreement with the appropriate Governmental Authorities and, if necessary, in the renewal of such recordation, including the prompt execution of all documents necessary in connection with such recording. To the extent it has the power and authority to do so, Licensee shall provide documents and other information to Citigroup as reasonably necessary to accomplish such recordation, including by submitting a revised version of this Agreement in a form necessary, but without change of substance (except where such change is necessary for purposes of recordation) hereof, for recordation. At Citigroup's expense, for Licensee's reasonable out-of-pocket costs, and to the extent it has the power and authority to do so, Licensee shall cooperate to effect a cancellation or termination of any recordation of this Agreement with the appropriate Governmental Authorities upon termination or expiration of this Agreement, but in no event, later than twenty (20) days following the termination or expiration of this Agreement. Licensee hereby grants to Citigroup an irrevocable power of attorney coupled with an interest solely to effect such cancellation.

            3.05 DOMAIN NAMES. Licensee represents that it does not own any Internet domain names containing Citi Marks.

                                   ARTICLE 4
                                 QUALITY CONTROL

            4.01 QUALITY OF LICENSEE'S SERVICES. Licensee shall not provide services under the Citi Marks.

            4.02 COMPLIANCE WITH LAW AND GOVERNMENT APPROVALS. Licensee shall, beginning on the Effective Date, comply with all applicable Laws in connection with its use of the Citi Marks, its conduct of business under the Citi Marks, and the performance of any other obligations under this Agreement, to the extent such non-compliance could reasonably be expected to have an adverse effect on Citigroup or any of the Citi Marks or the goodwill or reputation associated therewith. Licensee shall be responsible for the expense of obtaining and maintaining all licenses, permits, and regulatory approvals which are required by any Governmental Authority with respect to Licensee's business, if any, and of complying with any requirements of such Governmental Authorities, including providing all appropriate notices to investors, if applicable. Without limitation to the foregoing, in the event that applicable Law prohibits or restricts or requires expanded use of the Citi Marks hereunder, the License shall automatically be deemed to be so restricted or expanded, and Licensee shall comply with such applicable Law, provided that in the event of the expansion of a License pursuant to this Section 4.02, to the extent it has the power and authority to do so, Licensee shall (i) immediately notify Citigroup in writing of such requirement, (ii) use all commercially reasonable efforts, as requested by Citigroup, to avoid any expansion of such use and still comply with any applicable Law, and (iii) otherwise cooperate with Citigroup's reasonable requests to avoid such expansion without violating any applicable Law.

            4.03 THIRD PARTY DISTRIBUTORS. Licensee agrees that any third party distributors of the Funds will be subject to Citigroup's prior written approval, which approval may be withheld by Citigroup only if Citigroup reasonably believes such third party distributor would adversely affect Citigroup or any of the Citi Marks or the goodwill or reputation associated therewith, PROVIDED THAT the third party distributors of the Funds immediately prior to the Effective Date shall be deemed approved hereunder.

                                   ARTICLE 5
                        INTELLECTUAL PROPERTY PROTECTION

            5.01 PROTECTION OF THE CITI MARKS. To the extent it has the power and authority to do so and is permitted by applicable Law, Licensee agrees, as Citigroup may reasonably request and at Citigroup's expense, for Licensee's reasonable out-of-pocket costs, to cooperate with Citigroup or its Affiliates in the prosecution and elimination of any unauthorized use or infringement of the Citi Marks. Notwithstanding any other provision of this Agreement, Citigroup shall have the sole right to control the prosecution and defense of any claim alleging infringement or other violation of the Citi Marks, PROVIDED THAT to the extent resolution of any such claim is reasonably likely to have an adverse impact on Licensee, Citigroup shall consult with Licensee or Legg Mason on behalf of Licensee in connection therewith.

                                    ARTICLE 6
                         RECORDS; AUDITS AND INSPECTIONS

            6.01 MAINTENANCE OF RECORDS. In accordance with federal securities laws and other applicable Law, Licensee shall maintain accurate books, records, and accounts, including financial and accounting records, relating to Licensee's business (such books, records, and accounts, collectively, the "COVERED BOOKS AND RECORDS").

            6.02 RIGHT OF INSPECTION AND AUDIT. On a quarterly basis, and to the extent permissible under applicable Law and except for the disclosure of Licensee's holdings at any particular date prior to such disclosure to the public, Citigroup and its Affiliates, and their officers, employees, and agents, and regulatory officials with regulatory authority over Citigroup, may perform reviews, including onsite visits and audits of the Covered Books and Records, solely to the extent reasonably necessary to ensure that Licensee is not in material breach of this Agreement. In connection therewith, Licensee shall provide to such Person, during normal business hours and with reasonable advance Notice, access to such Covered Books and Records as they or Citigroup may reasonably request for such purpose.

                                    ARTICLE 7
                              TERM AND TERMINATION

            7.01 TERM. This Agreement (and the rights granted to Licensee hereunder) shall become effective on the Effective Date and shall endure with respect to any Licensee until the earlier of the expiration or earlier termination of the Legg Mason License or the expiration or earlier termination of any applicable rights with respect to such Licensee under the Legg Mason License (the "TERM").

            7.02 TERMINATION OF LICENSE. Upon the expiration or earlier termination of this Agreement (or of a Licensee's rights to use the Citi Marks hereunder, in which case the following provisions of this Section 7.02 shall apply only with respect to such Licensee):

                 (a) Subject to Section 7.02(d), Licensee's License to use the Citi Marks immediately and automatically shall terminate and all rights in the Citi Marks granted to Licensee shall revert to Citigroup, and at Citigroup's request, Licensee shall assign any

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

      goodwill accrued to Licensee under the Citi Marks, if any, to Citigroup (the parties acknowledge that no such assignment is necessary or required with respect to use of the Citi Marks within the United States);

                 (b) Licensee immediately shall destroy all materials in its custody and control, if any, utilizing the Citi Marks and provide confirmation of same to Citigroup, except that Licensee shall be permitted to keep copies of such materials as may be required by applicable Law and such additional number of copies as it reasonably deems appropriate for internal recordkeeping purposes;

                 (c) Licensee immediately shall take all steps necessary, and fully cooperate with Citigroup and/or its Affiliates at Citigroup's request and sole expense, for Licensee's reasonable out of pocket costs, to cancel any recordation of this Agreement with any Governmental Authorities;

                 (d) Notwithstanding the foregoing clauses (a) - (c), Licensee shall not be required to cease a particular use of the Citi Marks in the event that such continued use of such mark is required by any applicable Law, PROVIDED THAT Licensee (i) immediately notifies Citigroup in writing of such requirement, (ii) uses all commercially reasonable efforts to cease such use and still comply with any applicable Law, and (iii) cooperates with Citigroup with respect to such efforts to cease use without violating any applicable Law. For purposes of clarification, the foregoing shall not relieve Licensee from its obligation to cure a breach of this Agreement; and

                 (e) For purposes of clarity, and except as otherwise prohibited under applicable Law, nothing in this Agreement shall preclude any good faith uses of the Citi Marks by Licensee that are (i) not in commerce, (ii) nominative references to Citigroup in a manner that could generally be made by Licensee with respect to third-party financial services companies (I.E., not in a manner that states a present or past affiliation between the Parties or their respective Affiliates (unless and to the extent required by Law or specifically permitted pursuant to another agreement between the Parties)), or (iii) factual references to the Citi Marks in historical and tax records.

            7.03 CHANGE OF COMPANY NAME FOLLOWING TERMINATION. Upon expiration or earlier termination of this Agreement (or of a Licensee's rights to use the Citi Marks hereunder, in which case the following provisions of this Section
7.03 shall apply only with respect to such Licensee), Licensee shall take all actions necessary or appropriate to the extent within its control, and cooperate with Citigroup and its Affiliates, to (x) de-register Licensee's corporate name that contains Citi Marks, (y) cancel any recordation of this Agreement with Governmental Authorities, and (z) change its name to a name that does not include the Citi Marks, or any variation, derivation or colorable imitation thereof.

            7.04 SURVIVAL. Notwithstanding any provisions of this Article stating otherwise, Sections 3.01, 3.03, 3.04, 7.02, 7.03, and 7.04, and Articles 8, 9, and 10 of this Agreement shall survive any expiration or termination of this Agreement.

                                    ARTICLE 8
                                   DISCLAIMER

            8.01 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. CITIGROUP HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE CITI MARKS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LICENSEE ACKNOWLEDGES THAT THE LICENSE GRANTED IN THIS AGREEMENT AND THE CITI MARKS, ARE PROVIDED "AS IS."

            8.02 EXCLUSION OF LIABILITY. EXCEPT FOR THE PARTIES' INDEMNIFICATION OBLIGATIONS PROVIDED FOR HEREIN AND EXCEPT IN THE CASE OF A PARTY'S WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR BAD FAITH BREACH HEREUNDER, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE) TO THE OTHER PARTY OR ANY OTHER PERSON FOR DAMAGES FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                                    ARTICLE 9
                                 INDEMNIFICATION

            9.01 INDEMNIFICATION BY CITIGROUP. Citigroup (as the "INDEMNIFYING PARTY") hereby agrees to indemnify and hold harmless Licensee, and its respective directors, officers, employees and agents (collectively, as the "INDEMNIFIED PARTY") with respect to any Losses incurred, arising from, or based in any respect on any action, suit, proceeding, claim, demand, investigation or assessment made or brought by a third party that is unaffiliated with a Party hereto (each, a "THIRD PARTY CLAIM") of Trademark infringement or dilution, to the extent arising from the use by Licensee of the Citi Marks as expressly permitted under this Agreement.

            9.02 CLAIMS.

                 (a) Upon receipt by an Indemnified Party of Notice of a Third Party Claim with respect to a matter for which such Indemnified Party is indemnified under this Article 10 which has, or is reasonably expected to, give rise to a claim for Losses, the Indemnified Party shall as soon as practicable notify the Indemnifying Party, in writing, indicating the nature of such Third Party Claim and the basis therefor; PROVIDED, HOWEVER, that any delay or failure by the Indemnified Party to give Notice to the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. Such written Notice shall (i) describe such Third Party Claim in reasonable detail including the sections of this Agreement which form the basis for such claim; PROVIDED that the failure to identify a particular section in such Notice shall not preclude the Indemnified Party

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

      from subsequently identifying such section as a basis for such claim, (ii) attach copies of all substantive written evidence thereof and (iii) if possible, set forth an estimate of the amount of Losses that have been or may be sustained by an Indemnified Party; PROVIDED that such estimate shall not be binding or used in place of the actual amount of Losses subject to this Article IX.

                 (b) Except for actions involving alleged infringement or dilution arising from the use of the Citi Marks, the Indemnifying Party shall have five (5) Business Days after receipt of Notice to elect, at its option, to assume and control the defense of, at its own expense and by its own counsel, any such Third Party Claim and shall be entitled to assert any and all defenses available to the Indemnified Party to the fullest extent permitted under applicable Law.

                 (c) If the Indemnifying Party shall undertake to compromise any such Third Party Claim, it shall promptly, but in any event within ten (10) Business Days of the receipt of Notice from the Indemnified Party of such Third Party Claim, notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of any such Third Party Claim; PROVIDED, HOWEVER, that the Indemnifying Party shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed) unless the relief consists solely of money Losses to be paid by the Indemnifying Party and includes a provision whereby the plaintiff or claimant in the matter releases the Purchaser Indemnified Parties or Seller Indemnified Parties, as applicable, from all liability with respect thereto.

                 (d) Notwithstanding an election to assume the defense of any action or proceeding, and except for actions involving alleged infringement or dilution arising from the use of the Citi Marks, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if the (i) Indemnified Party shall have determined in good faith that an actual or potential conflict of interest makes representation by the same counsel or the counsel selected by the Indemnifying Party inappropriate or (ii) Indemnifying Party shall have authorized the Indemnified Party to employ separate counsel at the Indemnifying Party's expense.

                 (e) The Indemnified Party and Indemnifying Party and their counsel shall cooperate in the defense of any Third Party Claim subject to this
Article 10, keep such Persons informed of all developments relating to any such Third Party Claims and provide copies of all relevant correspondence and documentation relating thereto. All costs and expenses incurred in connection with the Indemnified Party's cooperation shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability.

                 (f) Except for actions involving alleged infringement or dilution arising from the use of the Citi Marks, if the Indemnifying Party receiving such Notice of a Third Party Claim does not elect to defend such Third Party Claim pursuant to Section 9.02(a), or does not defend such Third Party Claim in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's

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

expense, to defend such Third Party Claim; PROVIDED, HOWEVER, that the Indemnified Party shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed).

                 (g) Notwithstanding any other provision of this Section 9.02, in the event a Third Party Claim under this Article 9 is asserted alleging infringement or dilution arising from the use of the Citi Marks, (i) Citigroup shall, and shall have the sole right to, defend or otherwise resolve such Third Party Claim, and (ii) subject to 7.02(d), Licensee shall at Citigroup's request promptly phase out use of such challenged Citi Mark(s) in the relevant jurisdictions(s) if in Citigroup's reasonable judgment there exists colorable grounds for such third party claim.

            9.03 EXCLUSIONS. Notwithstanding anything contained in this Agreement to the contrary, in no event shall any Indemnifying Party be obligated under this Article 10 to indemnify an Indemnified Party otherwise entitled to indemnity hereunder in respect of any Losses to the extent that such Losses result from (i) the Indemnified Party's willful misconduct or negligence, (ii) the Indemnified Party's failure to perform its obligations under this Agreement, or (iii) the Indemnified Party's violation of Law.

                                   ARTICLE 10
                                  MISCELLANEOUS

            10.01 NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement or in connection with this Agreement ("NOTICE") will be deemed to have been duly given when delivered by hand, courier or overnight delivery service or, if mailed, two (2) Business Days after deposit in the mail and sent certified or registered mail, return receipt requested and with first-class postage prepaid, or in the case of facsimile Notice, when sent and transmission is confirmed, and, regardless of method, addressed to the Party at its address or facsimile number set out below (or at such other address or facsimile number as the Party furnishes the other Party in accordance with this Section):

       If to Citigroup:

                Citigroup
                909 Third Ave.
                15th Floor
                New York, NY 10022
                USA
                Attention:       Anne Moses, Esq.
                                 Assistant Secretary and Chief Trademark Counsel
                Facsimile:       1-212-793-4405

       If to Licensee:

                                 Rosemary Emmens
                       300 First Stamford Place, 4th floor

                               Stamford, CT 06902
                               Facsimile: (203) 890-7066

            10.02 RELATIONSHIP BETWEEN THE PARTIES. Nothing contained in this Agreement will be deemed to be construed by the Parties or any third party as creating a partnership, an agency relationship or joint venture between the Parties or any of their respective employees, representatives or agents.

            10.03 AMENDMENT AND WAIVERS. No amendment to this Agreement will be effective unless it is in writing and signed by each Party. Any failure of a Party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the Party entitled to the benefits of the provision only by a written instrument duly executed and delivered by the Party granting the waiver, but the waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

            10.04 SEVERABILITY. In the event that any of the provisions in this Agreement is determined invalid, void or unenforceable, the provision will be deemed deleted from this Agreement and the remaining provisions of this Agreement will continue in full force and effect.

            10.05 GOVERNING LAW. The provisions of this Agreement are to be governed by and construed in accordance with the Laws of the State of New York applicable to the agreements made and to be performed entirely within the State, without regard to the conflicts of laws principles of the State.

            10.06 JURISDICTION

            THE PARTIES IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            10.07 EQUITABLE RELIEF. Licensee acknowledges and agrees that violation of the provisions of this Agreement may cause Citigroup irreparable injury not compensable by money damages for which Citigroup may not have an adequate remedy at law, and if Citigroup institutes an action or proceeding to enforce the provisions of this Agreement and seeks injunctive or other equitable relief as may be necessary to enjoin, prevent or curtail any breach thereof, threatened or actual, then Citigroup shall not be required to prove irreparable injury, and shall be entitled to such relief without the posting of any bond or other security.

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

            10.08 REMEDIES CUMULATIVE. All remedies in this Agreement are cumulative, in addition to and not in lieu of any other remedies available to a Party at Law or in equity, subject only to the express limitations on liabilities and remedies set forth herein.

            10.09 ENTIRE AGREEMENT. This Agreement (including all Schedules hereto), embody the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto. The Parties intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Agreement.

            10.10 NO ASSIGNMENT. No Party may assign or transfer all or part of its rights and/or obligations under this Agreement without the prior written consent of the other Party and any purported assignment without such consent will be void; PROVIDED, that such prior written consent will not be required in the event that (i) Licensee or Citigroup sells, transfers, divests or otherwise disposes of all or substantially all of its business to one or more of its Controlled Affiliates, or (ii) Citigroup assigns one or more of the Citi Marks to one or more of its Controlled Affiliates. This Agreement shall be binding on the successors and permitted assigns of each Party hereto.

            10.11 PARTIES. All references herein to "LICENSEE" are to each of the entities signing this Agreement (and each series thereof), individually, as if this Agreement were between Citigroup and such individual entity or series. Any reference in this Agreement to the "PARTIES" or "PARTY" shall mean Citigroup and such individual Licensee.

            10.12 NO THIRD-PARTY BENEFICIARIES. Except as expressly provided herein, no third party is intended, or shall be deemed, to be a beneficiary of any provision of this Agreement.

            10.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            10.14 FURTHER ASSURANCES AND COOPERATION. Each Party agrees to execute and deliver such other documents and to take all such other actions as the other Parties may reasonably request to effect the terms of this Agreement.

            10.15 NO STRICT CONSTRUCTION; TABLE OF CONTENTS AND HEADINGS. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent and no rule of strict construction against either Party shall apply to any term or condition of this Agreement. The table of contents, article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

            10.16 ENFORCEABILITY. The Parties represent that this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and legally binding obligations of, such representing Party, enforceable against such representing Party in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity, where applicable.

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

            IN WITNESS WHEREOF, this Agreement has been duly executed on the Effective Date.

                                        CITIGROUP INC.

                                        By: /s/ Anne Moses
                                           -------------------------------
                                           Name:  Anne Moses
                                           Title: Assistant Secretary

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LICENSEES

                                        EACH OF THE ENTITIES (AND SERIES
                                        THEREOF) LISTED ON SCHEDULE A
                                        HERETO

                                        By: /s/ R. Jay Gerken
                                           -------------------------------
                                           Name:  R. Jay Gerken
                                           Title: President

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                                   SCHEDULE A

UNITED STATES

CITIFUNDS INSTITUTIONAL TRUST
Citi Institutional Liquid Reserves
Citi Institutional Cash Reserves
Citi Institutional US Treasury Reserves
Citi Institutional Tax Free Reserves
Citi Institutional Enhanced Income Fund

CITIFUNDS PREMIUM TRUST
Citi Premium Liquid Reserves
Citi Premium US Treasury Reserves

CITIFUNDS TRUST III
Citi California Tax Free Reserves
Citi Cash Reserves
Citi Connecticut Tax Free Reserves
Citi New York Tax Free Reserves
Citi Tax Free Reserves
Citi U.S. Treasury Reserves

CITIFUNDS TRUST I
Citi Institutional Money Reserves

                                       15